Exhibit 99.1
Zoom Communications Reports Fourth Quarter and Fiscal Year 2026 Financial Results
•Fourth quarter total revenue of $1,247.0 million, up 5.3% year over year as reported and 4.8% in constant currency; full fiscal year total revenue of $4,868.8 million, up 4.4% year over year as reported and 4.2% in constant currency
•Fourth quarter Enterprise revenue of $757.3 million, up 7.1% year over year; full fiscal year Enterprise revenue of $2,934.1 million, up 6.5% year over year
•Number of customers contributing more than $100,000 in trailing 12 months revenue up 9.3% year over year
•Fourth quarter GAAP operating margin of 20.0%, up 100 bps year over year, and non-GAAP operating margin of 39.3%, down 20 bps year over year; full fiscal year GAAP operating margin of 23.1%, up 570 bps year over year, and non-GAAP operating margin of 40.4%, up 100 bps year over year
•Fourth quarter GAAP EPS was $2.22, up 91.4% year over year, and non-GAAP EPS was $1.44, up 2.1% year over year; full fiscal year GAAP EPS was $6.18, up 92.5% year over year, and non-GAAP EPS was $5.92, up 6.9% year over year
•Repurchased approximately 3.8 million shares of common stock in fourth quarter and approximately 20.4 million shares of common stock during full fiscal year
San Jose, California – February 25, 2026 – Zoom Communications, Inc. (NASDAQ: ZM), a system of action for modern work, today announced financial results for the fourth quarter and fiscal year ended January 31, 2026.
“In FY26, revenue growth accelerated 130 basis points to 4.4%, reflecting the growing adoption of Zoom as a system of action for modern work,” said Eric S. Yuan, Zoom’s founder and CEO. “As work increasingly starts in conversations, customers are choosing Zoom to turn those conversations into completed workflows across customer-facing and internal use cases. In Q4, we saw accelerating, high-double-digit growth in Zoom Customer Experience, with paid AI included in each of our top 10 CX deals, underscoring the value of live context and automated follow-through. As we enter FY27, we expect to surpass the $5 billion revenue milestone and remain focused on delivering durable, profitable growth and long-term shareholder returns.”
Fourth Quarter Fiscal Year 2026 Financial Highlights:
•Revenue: Total revenue for the fourth quarter was $1,247.0 million, up 5.3% year over year. After adjusting for foreign currency impact, revenue in constant currency was $1,241.2 million, up 4.8% year over year. Enterprise revenue was $757.3 million, up 7.1% year over year, and Online revenue was $489.7 million, up 2.6% year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the fourth quarter was $249.9 million, compared to GAAP income from operations of $225.1 million in the fourth quarter of fiscal year 2025. Non-GAAP income from operations, which adjusts for stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, impairment of assets, and acquisition-related expenses, was $489.7 million for the fourth quarter, compared to non-GAAP income from operations of $468.0 million in the fourth quarter of fiscal year 2025. For the fourth quarter, GAAP and non-GAAP operating margin was 20.0% and 39.3%, respectively, compared to 19.0% and 39.5%, respectively, in the fourth quarter of fiscal year 2025.
•Net Income and Diluted Net Income Per Share: GAAP net income for the fourth quarter was $674.1 million, or $2.22 per share, compared to GAAP net income of $367.9 million, or $1.16 per share in the fourth quarter of fiscal year 2025.
Non-GAAP net income, which adjusts for stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, impairment of assets, gains on strategic investments, net, acquisition-related expenses, income tax benefits from discrete activities, and the tax effects on non-GAAP adjustments, was $437.1 million for the fourth quarter. Non-GAAP net income per share was $1.44 in the fourth quarter. In the fourth quarter of fiscal year 2025, non-GAAP net income was $446.9 million, or $1.41 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of January 31, 2026 was $7.8 billion.

•Cash Flow: Net cash provided by operating activities was $354.5 million for the fourth quarter, compared to $424.6 million in the fourth quarter of fiscal year 2025. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $338.4 million in the fourth quarter, compared to $416.2 million in the fourth quarter of fiscal year 2025.
Full Fiscal Year 2026 Financial Highlights:
•Revenue: Total revenue for the fiscal year was $4,868.8 million, up 4.4% year over year. After adjusting for foreign currency impact, revenue in constant currency was $4,861.7 million, up 4.2% year over year. Enterprise revenue was $2,934.1 million, up 6.5% year over year, and Online revenue was $1,934.7 million, up 1.2% year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the fiscal year was $1,123.6 million, compared to GAAP income from operations of $813.3 million for fiscal year 2025. Non-GAAP income from operations, which adjusts for stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, impairment of assets, litigation settlements, net, and acquisition-related expenses, was $1,967.2 million for the fiscal year, compared to non-GAAP income from operations of $1,837.9 million for fiscal year 2025. For the fiscal year, GAAP and non-GAAP operating margin was 23.1% and 40.4% respectively, up from 17.4% and 39.4%, respectively, in fiscal year 2025.
•Net Income and Diluted Net Income Per Share: GAAP net income for the fiscal year was $1,900.1 million, or $6.18 per share, compared to GAAP net income of $1,010.2 million, or $3.21 per share for fiscal year 2025.
Non-GAAP net income, which adjusts for stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, impairment of assets, litigation settlements, net, gains on strategic investments, net, acquisition-related expenses, income tax benefits from discrete activities, and the tax effects on non-GAAP adjustments, was $1,819.6 million for the fiscal year. Non-GAAP net income per share was $5.92. In fiscal year 2025, non-GAAP net income was $1,744.8 million, or $5.54 per share.
•Cash Flow: Net cash provided by operating activities was $1,989.0 million for the fiscal year, compared to $1,945.3 million for fiscal year 2025, up 2.2% year over year. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $1,924.1 million, compared to $1,808.7 million for fiscal year 2025, up 6.4% year over year.
Customer Metrics: Drivers of revenue included acquiring new customers. At the end of the fourth quarter of fiscal year 2026, Zoom had:
•4,468 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 9.3% from the same quarter last fiscal year.
•A trailing 12-month net dollar expansion rate for Enterprise customers of 98%.
•Online average monthly churn of 2.9% for the fourth quarter, compared to 2.8% for the same quarter last fiscal year.
•At the end of the fourth quarter, the percentage of total Online MRR from Online customers with a continual term of service of at least 16 months was 74.9%, compared to 75.1% at the end of the same quarter last fiscal year.
Financial Outlook: Zoom is providing the following guidance for its first quarter of fiscal year 2027 and its full fiscal year 2027.
•First Quarter Fiscal Year 2027: Total revenue is expected to be between $1.220 billion and $1.225 billion and revenue in constant currency is expected to be between $1.212 billion and $1.217 billion. Non-GAAP income from operations is expected to be between $487.0 million and $492.0 million. First quarter non-GAAP diluted EPS is expected to be between $1.40 and $1.42 with approximately 304 million non-GAAP weighted average shares outstanding.
•Full Fiscal Year 2027: Total revenue is expected to be between $5.065 billion and $5.075 billion and revenue in constant currency is expected to be between $5.054 billion and $5.064 billion. Non-GAAP income from operations is expected to be between $2.050 billion and $2.060 billion. Full fiscal year non-GAAP diluted EPS is expected to be between $5.77 and $5.81 with approximately 308 million non-GAAP weighted average shares outstanding. Full fiscal year free cash flow is expected to be between $1.700 billion and $1.740 billion.
The EPS and share count figures do not include any impact from $1.0 billion of authorized share repurchase remaining as of January 31, 2026.

Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on February 25, 2026 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results, business highlights and financial outlook. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom (NASDAQ: ZM) is a system of action for modern work, turning live collaboration into completed results. From entrepreneurs to global enterprises, customers choose Zoom to seamlessly collaborate, communicate, and drive outcomes across meetings, phone, contact center, and more — all with the built-in assistance of Zoom AI Companion. Founded in 2011, Zoom is headquartered in San Jose, CA. For more information, visit zoom.com.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Zoom's financial outlook for the first quarter of fiscal year 2027 and full fiscal year 2027, Zoom’s market position, opportunities, and growth strategy, product initiatives, including future product and feature releases and the potential of agentic AI, and go-to-market motions and the expected benefits resulting from the same, market trends, and Zoom's stock repurchase program. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers, renewals or upgrades, or decline in demand for our platform, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, the effect of macroeconomic conditions on our business, including tariffs and trade tensions, inflationary pressures and market volatility, lengthened sales cycles with large organizations, delays or outages in services from our co-located data centers, failures in internet infrastructure or interference with broadband access, compromised security measures, including ours and those of the third parties upon which we rely, and global security concerns and their potential impact on regional and global economies and supply chains. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q for the fiscal quarter ended October 31, 2025. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, impairment of assets, acquisition-related expenses, and litigation settlements, net. Zoom excludes stock-based compensation expense, expenses related to charitable donation of common stock, and impairment of assets, because they are non-cash in nature and excluding this expense provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. Restructuring expenses are expenses associated with a formal restructuring plan and may include employee notice period costs, severance payments, and other related expenses. Zoom excludes these restructuring expenses because they are distinct from ongoing operational costs and Zoom does not believe they are reflective of current and expected future business performance and operating results. Zoom excludes significant litigation settlements, net of amounts covered by insurance, that we deem not to be in the ordinary course of our business. In fact, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods that may or may not include such expenses and assist in the comparison with the results of other companies in the industry. Zoom defines non-GAAP operating margin as non-GAAP income from operations divided by GAAP revenue.

Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income as GAAP net income adjusted to exclude stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, impairment of assets, acquisition-related expenses, gains on strategic investments, net, litigation settlements, net, income tax benefits from discrete activities, and the tax effects of all non-GAAP adjustments. Zoom excludes these items because they are considered by management to be outside of Zoom’s core operating results. These adjustments are intended to provide investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitate comparison of its results with other periods, and may also facilitate comparison with the results of other companies in the industry. Zoom defines non-GAAP net income per share, basic and diluted, as non-GAAP net income divided by the number of shares outstanding, basic and diluted, calculated in accordance with GAAP.
Free Cash Flow and Free Cash Flow Margin. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business. Zoom defines free cash flow margin as free cash flow divided by GAAP revenue.
Revenue in Constant Currency. Zoom defines revenue in constant currency as GAAP revenue adjusted for revenue reported in currencies other than United States dollars as if they were converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. Zoom provides revenue in constant currency information as a framework for assessing how Zoom's underlying businesses performed period to period, excluding the effects of foreign currency fluctuations.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid user or an organization of any size (including a distinct unit of an organization) that has multiple users. Zoom defines Enterprise customers as distinct business units that have been engaged by either our direct sales team, resellers, or strategic partners. All other customers that subscribe to our services directly through our website are referred to as Online customers.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from Enterprise customers as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. Zoom calculates ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR is defined as the recurring revenue run-rate of subscription agreements from all Enterprise customers for the last month of the period, including revenue from monthly subscribers who have not provided any indication that they intend to cancel their subscriptions. Zoom then calculates the ARR from these Enterprise customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Zoom calculates online average monthly churn by starting with the Online customer MRR as of the beginning of the applicable quarter (“Entry MRR”). Zoom defines Entry MRR as the recurring revenue run-rate of subscription agreements from all Online customers except for subscriptions that Zoom recorded as churn in a previous quarter based on the customers' earlier indication to us of their intention to cancel that subscription. Zoom then determines the MRR related to customers who canceled or downgraded their subscription or notified us of that intention during the applicable quarter (“Applicable Quarter MRR Churn”) and divides the Applicable Quarter MRR Churn by the applicable quarter Entry MRR to arrive at the MRR churn rate for Online Customers for the applicable quarter. Zoom then divides that amount by three to calculate the online average monthly churn.
Public Relations
Karen Modlin
Head of Corporate Communications, Zoom
press@zoom.us

Investor Relations
Charles Eveslage
Head of Investor Relations, Zoom
investors@zoom.us

Zoom Communications, Inc.
Consolidated Balance Sheets
(In thousands)

	As of January 31,
	2026	2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$1,272,877	$1,349,380
Marketable securities	6,544,031	6,442,329
Accounts receivable, net	497,339	495,228
Deferred contract acquisition costs, current	108,856	188,358
Prepaid expenses and other current assets	234,856	200,679
Total current assets	8,657,959	8,675,974
Deferred contract acquisition costs, noncurrent	215,533	123,464
Property and equipment, net	264,525	330,475
Operating lease right-of-use assets	52,423	55,900
Strategic investments	1,578,611	591,481
Goodwill	400,392	307,295
Deferred tax assets	646,640	749,759
Other assets, noncurrent	144,333	154,073
Total assets	$11,960,416	$10,988,421
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,268	$8,345
Accrued expenses and other current liabilities	581,773	558,562
Deferred revenue, current	1,411,149	1,336,387
Total current liabilities	1,999,190	1,903,294
Deferred revenue, noncurrent	13,195	17,274
Operating lease liabilities, noncurrent	30,710	37,406
Other liabilities, noncurrent	109,063	95,363
Total liabilities	2,152,158	2,053,337

Stockholders’ equity:
Common stock	295	305
Additional paid-in capital	4,099,753	5,130,271
Accumulated other comprehensive income	8,544	4,990
Retained earnings	5,699,666	3,799,518
Total stockholders’ equity	9,808,258	8,935,084
Total liabilities and stockholders’ equity	$11,960,416	$10,988,421

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the consolidated balance sheets was $84.9 million and $118.5 million as of January 31, 2026 and 2025, respectively.

Zoom Communications, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Revenue	$1,246,992	$1,184,138	$4,868,769	$4,665,433
Cost of revenue	295,699	287,355	1,119,036	1,129,627
Gross profit	951,293	896,783	3,749,733	3,535,806
Operating expenses:
Research and development	222,915	217,121	844,875	852,415
Sales and marketing	359,518	358,903	1,388,297	1,427,384
General and administrative	118,968	95,696	392,928	442,712
Total operating expenses	701,401	671,720	2,626,100	2,722,511
Income from operations	249,892	225,063	1,123,633	813,295
Gains on strategic investments, net	532,325	150,357	969,822	177,142
Other income, net	81,432	74,899	328,830	325,147
Income before provision for income taxes	863,649	450,319	2,422,285	1,315,584
Provision for income taxes	189,569	82,454	522,137	305,346
Net income	674,080	367,865	1,900,148	1,010,238

Net income per share:
Basic	$2.27	$1.20	$6.32	$3.28
Diluted	$2.22	$1.16	$6.18	$3.21
Weighted-average shares used in computing net income per share:
Basic	296,454,680	306,553,952	300,503,787	307,981,971
Diluted	303,087,489	316,693,346	307,333,185	315,069,582

Zoom Communications, Inc.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$674,080	$367,865	$1,900,148	$1,010,238
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	185,226	222,939	760,776	931,309
Deferred income taxes	104,902	(18,416)	105,035	(90,551)
Amortization of deferred contract acquisition costs	72,603	71,063	283,382	282,103
Gains on strategic investments, net	(532,325)	(150,357)	(969,822)	(177,142)
Depreciation and amortization	32,961	34,591	132,831	122,632
Provision for accounts receivable allowances	3,685	2,983	17,351	20,022
Unrealized foreign exchange (gains) losses	(2,857)	12,364	(11,405)	17,165
Non-cash operating lease cost	5,871	6,205	24,778	24,066
Charitable donation of common stock	20,904	—	20,904	—
Amortization of discount/premium on marketable securities	(2,570)	(16,871)	(28,910)	(71,636)
Other	16,149	630	22,307	4,048
Changes in operating assets and liabilities:
Accounts receivable	(81,630)	(47,632)	2,823	26,640
Prepaid expenses and other assets	(53,878)	(11,360)	(28,821)	(17,114)
Deferred contract acquisition costs	(103,629)	(79,932)	(295,949)	(246,727)
Accounts payable	(6,986)	(1,686)	(613)	(3,133)
Accrued expenses and other liabilities	55,050	65,245	19,761	62,277
Deferred revenue	(25,237)	(26,253)	63,186	79,995
Operating lease liabilities, net	(7,798)	(6,812)	(28,714)	(28,884)
Net cash provided by operating activities	354,521	424,566	1,989,048	1,945,308
Cash flows from investing activities:
Purchases of marketable securities	(1,471,638)	(919,938)	(4,824,598)	(4,622,104)
Maturities of marketable securities	986,117	919,856	4,064,393	3,610,274
Sales of marketable securities	666,846	—	684,371	47,482
Purchases of property and equipment	(16,076)	(8,334)	(64,961)	(136,560)
Purchases of strategic investments	(70,750)	(5,000)	(98,245)	(18,500)
Proceeds from sale of strategic investments	76,570	8,530	80,438	13,384
Cash paid for acquisitions, net of cash acquired	(119,796)	—	(119,796)	—
Purchases of intangible assets	—	—	(500)	—
Net cash provided by (used in) investing activities	51,273	(4,886)	(278,898)	(1,106,024)
Cash flows from financing activities:
Cash paid for repurchases of common stock, including excise taxes	(323,701)	(354,567)	(1,620,691)	(1,093,878)
Proceeds from issuance of common stock for employee stock purchase plan	25,149	19,745	61,206	54,008
Proceeds from exercise of stock options	628	867	2,482	4,619
Proceeds from employee equity transactions (remitted) to be remitted to employees and tax authorities, net	(423)	4,984	(523)	7,174
Taxes paid related to net share settlement of equity awards	(55,564)	—	(247,832)	—
Net cash used in financing activities	(353,911)	(328,971)	(1,805,358)	(1,028,077)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	4,310	(12,150)	17,572	(15,170)
Net increase (decrease) in cash, cash equivalents, and restricted cash	56,193	78,559	(77,636)	(203,963)
Cash, cash equivalents, and restricted cash—beginning of year	1,227,588	1,282,858	1,361,417	1,565,380
Cash, cash equivalents, and restricted cash—end of year	$1,283,781	$1,361,417	$1,283,781	$1,361,417

Zoom Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
GAAP income from operations	$249,892	$225,063	$1,123,633	$813,295
Add:
Stock-based compensation expense and related payroll taxes	192,193	232,983	797,170	966,732
Litigation settlements, net	—	—	(18,000)	16,250
Acquisition-related expenses	8,454	9,916	25,238	41,618
Impairment of assets	18,245	—	18,245	—
Charitable donation of common stock	20,904	—	20,904	—
Non-GAAP income from operations	$489,688	$467,962	$1,967,190	$1,837,895
GAAP operating margin	20.0%	19.0%	23.1%	17.4%
Non-GAAP operating margin	39.3%	39.5%	40.4%	39.4%

GAAP net income	$674,080	$367,865	$1,900,148	$1,010,238
Add:
Stock-based compensation expense and related payroll taxes	192,193	232,983	797,170	966,732
Litigation settlements, net	—	—	(18,000)	16,250
Gains on strategic investments, net	(532,325)	(150,357)	(969,822)	(177,142)
Acquisition-related expenses	8,454	9,916	25,238	41,618
Impairment of assets	18,245	—	18,245	—
Charitable donation of common stock	20,904	—	20,904	—
Income tax benefits from discrete activities	(21,987)	—	(21,987)	—
Tax effects on non-GAAP adjustments	77,548	(13,461)	67,656	(112,945)
Non-GAAP net income	$437,112	$446,946	$1,819,552	$1,744,751

Net income per share - basic and diluted:
GAAP net income per share - basic	$2.27	$1.20	$6.32	$3.28
Non-GAAP net income per share - basic	$1.47	$1.46	$6.06	$5.67
GAAP net income per share - diluted	$2.22	$1.16	$6.18	$3.21
Non-GAAP net income per share - diluted	$1.44	$1.41	$5.92	$5.54

GAAP and non-GAAP weighted-average shares used to compute net income per share - basic	296,454,680	306,553,952	300,503,787	307,981,971
GAAP and non-GAAP weighted-average shares used to compute net income per share - diluted	303,087,489	316,693,346	307,333,185	315,069,582

Net cash provided by operating activities	$354,521	$424,566	$1,989,048	$1,945,308
Less: Purchases of property and equipment	(16,076)	(8,334)	(64,961)	(136,560)
Free cash flow (non-GAAP)	338,445	416,232	1,924,087	1,808,748
Net cash provided by (used in) investing activities	$51,273	$(4,886)	$(278,898)	$(1,106,024)
Net cash used in financing activities	$(353,911)	$(328,971)	$(1,805,358)	$(1,028,077)
Operating cash flow margin (GAAP)	28.4%	35.9%	40.9%	41.7%
Free cash flow margin (non-GAAP)	27.1%	35.2%	39.5%	38.8%

	Three Months Ended January 31,		Year Ended January 31,
	2026		2026
	Revenue	YoY Revenue Growth (%)	Revenue	YoY Revenue Growth (%)
GAAP revenue	$1,246,992	5.3%	$4,868,769	4.4%
Add: Constant currency impact	(5,801)	(0.5)%	(7,091)	(0.2)%
Revenue in constant currency (non-GAAP)	$1,241,191	4.8%	$4,861,678	4.2%